Public Service Enterprise Group Financial Results Presentation May 3, 2022 1st QUARTER 2022 NYSE: PEG 1st QUARTER 2022 NYSE: PEG Exhibit 99.1

Certain of the matters discussed in this presentation about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to: any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and solar and wind generation projects; the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits; any equipment failures, accidents, critical operating technology or business system failures, severe weather events, acts of war, terrorism, sabotage, cyberattack or other incidents that may impact our ability to provide safe and reliable service to our customers; any inability to recover the carrying amount of our long-lived assets; disruptions or cost increases in our supply chain, including labor shortages; any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms; the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems; the impact of the ongoing coronavirus pandemic; failure to attract and retain a qualified workforce; inflation, including increases in the costs of equipment, materials, fuel and labor; the impact of our covenants in our debt instruments on our business; adverse performance of our nuclear decommissioning and defined benefit plan trust fund investments and changes in funding requirements; the failure to complete, or delays in completing, the Ocean Wind 1 offshore wind project and the failure to realize the anticipated strategic and financial benefits of this project; fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units; our ability to obtain adequate nuclear fuel supply; market risks impacting the operation of our nuclear generating stations; changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns; third-party credit risk relating to our sale of nuclear generation output and purchase of nuclear fuel; any inability to meet our commitments under forward sale obligations; reliance on transmission facilities to maintain adequate transmission capacity for our nuclear generation fleet; the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments; PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned; the absence of a long-term legislative or other solution for our New Jersey nuclear plants that sufficiently values them for their carbon-free, fuel diversity and resilience attributes, or the impact of the current or subsequent payments for such attributes being materially adversely modified through legal proceedings; adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns; risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks; changes in federal and state environmental laws and regulations and enforcement; delays in receipt of, or an inability to receive, necessary licenses and permits; and changes in tax laws and regulations. All of the forward-looking statements made in this presentation are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this presentation apply only as of the date of this presentation. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws. The forward-looking statements contained in this presentation are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-Looking Statements

PSEG presents Operating Earnings in addition to its Net Income/(Loss) reported in accordance with accounting principles generally accepted in the United States (GAAP). Operating Earnings is a non-GAAP financial measure that differs from Net Income/(Loss). Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items. The last two slides in this presentation (Slides A and B) include a list of items excluded from Net Income/(Loss) to reconcile to non-GAAP Operating Earnings with a reference to those slides included on each of the slides where the non-GAAP information appears. Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. The presentation of non-GAAP Operating Earnings is intended to complement, and should not be considered an alternative to, the presentation of Net Income/(Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this release may not be comparable to similarly titled measures used by other companies. Due to the forward-looking nature of non-GAAP Operating Earnings guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility. GAAP Disclaimer From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or navigating to the Email Alerts webpage here.

PSEG Q1 2022 First Quarter Results – On track Net Loss of < $0.01 per share driven by mark-to-market adjustments Non-GAAP Operating Earnings* of $1.33 per share PSE&G Net Income results up 6.7% driven by ongoing T&D investments and implementation of the Conservation Incentive Program CFIO non-GAAP Operating Earnings* reflect strong nuclear generation performance Dividend Per Share raised by 6% to indicative annual rate of $2.16** per share $500 Million Share Repurchase Program via open market share purchases and accelerated share repurchase (ASR) Operational Excellence PSE&G achieved top quartile performance overall among large utilities in the east in JD Power’s first quarter 2022 Residential Electric Study Nuclear operations achieved an average capacity factor of 100% for Q1 2022 Disciplined Investment PSE&G invested ~$656 million in Q1 2022, as part of its plan to invest $2.9 billion in 2022 in T&D infrastructure aligned with NJ’s clean energy goals Received PSEG Fossil pre-tax proceeds of $1.9 billion PSEG’s 2021 - 2025 capital program of $15 billion - $17 billion, with 90% directed to PSE&G, expected to produce multi-year EPS growth rate of 5% - 7% from the 2022 guidance midpoint to 2025 T&D=Transmission & Distribution; CFIO=Carbon-Free, Infrastructure & Other - includes the remaining business activities of our nuclear generating fleet, investments in regional offshore wind, gas operations, PSEG Long Island operating contracts and other investments including Kalaeloa, as well as parent financing costs; EPS=Earnings per Share * See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP). ** All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors.

PSE&G’s planned investments align with NJ’s clean energy goals E=Estimate; LDC=Local Distribution Company; CEF=Clean Energy Future Includes Allowance for Funds Used During Construction Debt. CEF-Energy Cloud/Automated Metering Infrastructure (CEF-EC/AMI) is included in Electric LDC. Note: Hashed portion of the chart represents unapproved programs including Infrastructure Advancement Program (IAP) filing, Energy Strong extension, CEF-Energy Storage (CEF-ES), Vehicle Innovation and Electrification and assumes a higher level of investment for the Gas System Modernization Program (GSMP) and CEF-Energy Efficiency (CEF-EE) program extensions. The current program run rates for GSMP and CEF-EE are expected to continue and are included in the low end of the range. Over 90% at PSE&G ($ Millions) Unapproved Programs Note: Solid portions represent low end, including extension of GSMP and CEF-EE at current run rates; Shaded portions represent high end. Category % sum of low and high ends. PSEG’s Capital Spending program aligns with Net-Zero 2030 goal

Expanded investment program provides firm
compound annual rate base growth over the five year period



PSE&G Year-End Rate Base
CAGR
YE 2021-YE 2025E
7.5%
6%
YE 2020-YE 2025E
8%
6.5%
Unapproved Programs
35,000
30,000
25,000
20,000
15,000
10,000
5,000
-
($ Millions)
2021
2022E
2023E
2024E
2025E
Transmission
Electric Distribution
Gas Distribution
Clean Energy

Chart excludes Construction Work in Process (CWIP). Year-end 2021 CWIP balance was ~$1.2B.
Note: Hashed portion of the chart represents unapproved programs including IAP filing, Energy Strong extension, CEF-ES, Vehicle Innovation and Electrification and assumes a higher level of investment for the GSMP and CEF-EE program extensions. The current program run rates for GSMP and CEF-EE are expected to continue and are included in the lower end of the range.

PSEG

6

Non-GAAP Operating Earnings* E=Estimate; A=Actual Note: The total of 2021E Original Guidance ranges are wider than the consolidated band to allow for variability by business, as they are often offset in consolidated results. * See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG and CFIO. $3.35 – $3.55E $3.35 – $3.55E Multi-year EPS growth rate of 5% - 7% from the 2022 guidance midpoint to 2025 PSEG – Re-affirming Full-Year 2022 Guidance Includes PSEG Fossil’s results excluding depreciation expense which ceased when assets were moved to held for sale in August 2021

Regulatory and Policy Initiatives Update NJBPU=New Jersey Board of Public Utilities; RTO=Regional Transmission Organization; ROE=Return on Equity State Regulatory Proceedings Infrastructure Advancement Program filing: PSE&G’s jobs, economic stimulus and “last mile” of reliability focused, $848 million, four-year investment proposal Based on current procedural schedule, NJBPU action expected in fall 2022 NJBPU proceedings on Offshore Wind Transmission (State Agreement Approach) PSEG submitted several proposals for both onshore (PSE&G) and offshore (Coastal Wind Link JV) solutions to integrate NJ’s 7,500 MW offshore wind target by 2035; NJBPU decision is anticipated October 2022 Investment Priorities Aligned with NJ’s Clean Energy Agenda NJBPU stakeholder meetings on Offshore Wind Transmission held in March and April PSEG’s 25% interest in Ørsted's 1,100 MW Ocean Wind 1 (2025 fully in service) project expands carbon-free fleet with contracted, renewable generation supporting New Jersey’s goal of 100% clean energy by 2050 NJBPU expected to address the balance of ~$0.2 billion of CEF filings (medium and heavy-duty Electric Vehicles and Energy Storage) in conjunction with future stakeholder proceedings on each of the initiatives Federal Energy Regulatory Commission (FERC) FERC RTO incentive ROE adder remains in place while FERC continues to assess its proposed elimination

PSEG is delivering solid results and sustainable growth Re-affirming full-year 2022 non-GAAP Operating Earnings guidance of $3.35 - $3.55 per share PSE&G expected to contribute ~90% of 2022 non-GAAP Operating Earnings PSEG’s 2021 – 2025 five-year capital spending forecast of $15B - $17B, with 90% directed to PSE&G Multi-year EPS growth rate of 5% - 7% from the 2022 guidance midpoint to 2025 PSEG increased by $0.12 per share the 2022 indicative annual common dividend rate to $2.16* per share Implemented $500M share repurchase program authorized by the Board; $250M completed through open market, ASR for the remaining $250M PSE&G has the lowest residential bills among regional peers for gas; electric bills lower than regional peer average Planned CEO Succession to begin September 1: Ralph Izzo announced his retirement effective September 1, will continue as Executive Chair of the Board through year-end 2022 Ralph LaRossa elected by the PSEG Board of Directors as President and CEO of PSEG effective September 1, will assume additional responsibilities as Chair of the Board January 1, 2023 Susan Tomasky designated as independent lead director by the Board of Directors; Jamie M. Gentoso and Valerie Smith elected to the PSEG Board * All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors.

PSEG Q1 2022 Review

PSEG – Q1 Results Net Income/(Loss) 2022 2021 Change PSE&G $ 1.02 $ 0.94 $ 0.08 Carbon-Free, Infrastructure & Other $ (1.02) $ 0.34 $ (1.36) Total PSEG $ 0.00 $ 1.28 $ (1.28) Non-GAAP Operating Earnings* 2022 2021 Change PSE&G $ 1.01 $ 0.94 $ 0.07 Carbon-Free, Infrastructure & Other $ 0.32 $ 0.34 $ (0.02) Total PSEG $ 1.33 $ 1.28 $ 0.05 Note: Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended March 31, 2022 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 504 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. * See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG and CFIO. PSEG Summary – Quarter ended March 31

$ / share PSEG EPS Reconciliation – Q1 2022 versus Q1 2021 Electric Gross Margin (0.27) Capacity (0.13) Generation (0.08) Sale of Solar Source (0.02) Re-contracting & Market (0.04) Gas Operations 0.04 PSEG Power Costs 0.21 O&M 0.10 Depreciation & Interest 0.11 Parent Activity (0.01) Taxes & Other 0.01 Transmission (0.03) Gas Margin 0.08 Electric Margin 0.02 Other Margin 0.02 Distribution O&M (0.02) Distribution Depreciation (0.01) Distribution Non-Operating Pension/OPEB 0.01 Distribution Taxes & Other (0.01) Lower Share Count 0.01 Q1 2021 Net Income Q1 2021 Operating Earnings (non-GAAP)* Q1 2022 Net Loss Q1 2022 Operating Earnings (non-GAAP)* PSE&G Carbon-Free, Infrastructure & Other Note: Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended March 31, 2022 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 504 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. * See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG and CFIO.

PSE&G: Top decile safety and reliability performance Better OSHA Recordable Incidence Rate, OSHA Days Away Rate, SAIDI and open gas leaks are performing top decile Q1 2022 Top decile performance for PSE&G in OSHA metrics in 2021 Top decile performance in SAIDI and electric reliability performance in 2021 Top decile and best ever recorded performance for PSE&G in open year-end gas leaks in 2021; reduced 45% from 2017 PSE&G was recognized with the 2021 PA Consulting ReliabilityOne® Award for Outstanding Reliability Performance in the Mid-Atlantic Metropolitan Service Area for the 20th consecutive year Better Better Better OSHA=Occupational Safety & Health Administration; SAIDI=System Average Interruption Duration Index

PSE&G – Q1 Highlights Operations For the trailing 12 months ended March 31, the number of residential electric and gas customers each grew by ~1% For the trailing 12 months ended March 31, weather-normalized electric and gas sales reflected lower Residential (4.8% and 3.2%, respectively) and higher C&I sales (3.3% and 2.8%, respectively) Achieved top quartile performance overall, as well as in all six factors, among large utilities in the east in JD Power’s first quarter 2022 Residential Electric Study Regulatory and Market Environment Infrastructure Advancement Program procedural schedule set, settlement negotiations currently taking place; final NJBPU action expected fall 2022 Conservation Incentive Program now in effect for electric and gas, minimizing variations on electric and gas revenues from the rollout of our energy efficiency programs and other impacts such as weather Financial PSE&G invested ~$656 million in Q1, on track to invest $2.9 billion in 2022 in infrastructure upgrades to T&D facilities and continued rollout of CEF investments in EE, EC/AMI and EV charging PSE&G Net Income increased by 6.7% over Q1 2021 PSE&G issued $500 million of 3.10% Secured Medium-Term Notes (Green Bond) due March 2032 PSE&G 2022 Net Income guidance unchanged at $1,510 million - $1,560 million C&I=Commercial & Industrial; EV=Electric Vehicle

APPENDIX

PSEG maintains a solid financial position PSEG PSEG Senior Unsecured Credit Ratings Moody’s = Baa2 / Outlook = Stable S&P = BBB / Outlook = Stable PSEG 364-Day Term Loan Outstanding as of 3/31/2022 (1) $1.3B PSEG Long-term Debt Outstanding as of 3/31/2022 $4.1B PSEG Consolidated Debt to Capitalization as of 3/31/2022 59% PSEG 2022 Financing Activity 364-Day Term Loan due March 2022 ($0.5B) Early Repayment of 364-Day Term Loan due May 2022 ($0.8B) (1) 364-Day term loan is included in Short-Term Debt. Term loan outstanding as of 3/31/2022 matures August 2022. In April, PSEG entered into a $1.5B 364-Day term loan due April 2023. Note: Total Long-Term Debt Outstanding amounts may not add to PSEG Consolidated Total Long-Term Debt Outstanding due to rounding. Amounts on slide are rounded up to one decimal place. Public Service Electric & Gas PSE&G Senior Secured Credit Ratings Moody’s = A1 / Outlook = Stable S&P = A / Outlook = Stable PSE&G Long-term Debt Outstanding as of 3/31/2022 $12.3B PSE&G 2022 Financing Activity 3.10% Secured Medium-Term Notes (Green Bond) due March 2032 $0.5B PSEG had approximately $3.2B of available liquidity plus cash and short-term investments of $1.6B (inclusive of $910M at PSE&G) at 3/31/2022 PSEG Power had net cash collateral postings of $1.5B at 3/31/2022 (net cash collateral postings were $2.6B at the end of April) primarily related to out-of-the-money hedge positions resulting from higher energy prices during the first quarter of 2022 PSEG Liquidity and Net Cash Collateral Postings PSEG Power Issuer Credit Ratings Moody’s = Baa2 / Outlook = Stable S&P = BBB / Outlook = Stable PSEG Power Long-term Debt Outstanding as of 3/31/2022 $1.3B PSEG Power 2022 Financing Activity Variable Rate Term Loan due March 2025 $1.3B

PSEG Liquidity as of March 31, 2022 Company Facility Expiration Date Total Facility Usage Available Liquidity ($ millions) PSE&G Revolving Credit Facility March 2027 $1,000 $18 $982 PSEG Money Pool PSEG/PSEG Power Revolving Credit Facility (PSEG) March 2027 $1,500 $428 $1,072 Revolving Credit Facility (PSEG Power) March 2027 1,250 79 1,171 Letter of Credit Facility (PSEG Power) September 2023 100 83 17 $2,850 $590 $2,260 Total Facilities $3,850 $608 $3,242 PSEG Money Pool Cash and Short-term Investments $693 PSE&G Cash and Short-term Investments $910 Total Liquidity Available $4,845 Total Money Pool Liquidity Available $2,953 (A,B) (A) Note: In April 2022, PSEG Power entered into Letter of Credit Facilities totaling $200M. Master Facility of $2.75B with a PSEG sublimit of $1.5B and PSEG Power sublimit of $1.25B, which can be adjusted subject to terms within the credit agreement. The PSEG sublimit includes a sustainability linked pricing based mechanism with potential increases or decreases, which are not expected to be material, depending on performance relative to targeted methane emission reductions.

Q1 2022 Generation Measures & Hedge Update

Quarter ended March 31		
Nuclear Generation Measures	**2022**	**2021**
Capacity Factor	100.0%	98.6%
Fuel Cost ($ millions)	$49	$49
Generation (GWh)	8,444	8,245
Fuel Cost ($/MWh)	$5.80	$5.94
Refueling Outages	Spring – S1 Fall – HC, PB2	Spring – HC Fall – S2, PB3

Carbon-Free Contracted Energy Sales*			
	Apr – Dec 2022E	**2023E**	**2024E**
Fuel	Nuclear	Nuclear	Nuclear
Volume TWh	21 - 23	30 - 32	29 - 31
% Hedged	95-100%	95-100%	50-55%
Price $/MWh	$28	$30	$31

* Numbers reflect management's view of hedge percentages and prices as of March 31, 2022. Prices for 2022 and 2023 reflect revenues of full requirement load deals based on contract price including renewable energy credits and ancillary, but excluding capacity and transmission components. Prices for 2024 reflect energy revenues only. Hedge includes positions with MTM accounting treatment and options.

Other 2022 Financial Considerations

- **Capacity Revenue** for 2022: ~$150 million

Delivery Year	PSEG's Average Prices ($/MW-Day)	PSEG's Cleared Capacity (MW)
2021/2022	$142	3,700
2022/2023	$97	3,300

- New Jersey **Zero Emissions Certificates** ~$200 million/year through May 2025
- Q1 2022 **Generation Gross Margin** $30.69/MWh
- Planned **Nuclear capital spending** (excluding fuel) is < $150 million for 2022

PSEG

Note: Generation indicates period net generation; Delivery Year runs from June 1 to May 31 of the next calendar year, Average Prices and Cleared Capacity reflect base and incremental auctions. S=Salem; HC=Hope Creek; PB=Peach Bottom; E=Estimate

18

Reconciliation of Non-GAAP Operating Earnings

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021	Year Ended December 2021
	($ millions, Unaudited)		
Net Income (Loss)	$ (2)	$ 648	$ (648)
(Gain) Loss on Nuclear Decommissioning Trust (NDT)			
Fund Related Activity, pre-tax	72	(55)	(178)
(Gain) Loss on Mark-to-Market (MTM), pre-tax [(a)]	845	47	620
Plant Retirements, Dispositions and Impairments, pre-tax [(b)]	16	-	2,940
Lease Related Activity, pre-tax	-	-	10
Income Taxes related to Operating Earnings (non-GAAP) reconciling items [(c)]	(259)	10	(891)
Operating Earnings (non-GAAP)	$ 672	$ 650	$ 1,853
PSEG Fully Diluted Average Shares Outstanding (in millions) [(d)]	501	507	504
	($ Per Share Impact - Diluted, Unaudited)		
Net Income (Loss)	$ 0.00	$ 1.28	$ (1.29)
(Gain) Loss on NDT Fund Related Activity, pre-tax	0.14	(0.11)	(0.35)
(Gain) Loss on MTM, pre-tax [(a)]	1.69	0.09	1.23
Plant Retirements, Dispositions and Impairments, pre-tax [(b)]	0.03	-	5.83
Lease Related Activity, pre-tax	-	-	0.02
Income Taxes related to Operating Earnings (non-GAAP) reconciling items [(c)]	(0.52)	0.02	(1.77)
Share Differential [(d)]	(0.01)	-	(0.02)
Operating Earnings (non-GAAP)	$ 1.33	$ 1.28	$ 3.65

(a) Includes the financial impact from positions with forward delivery months.
(b) Amount for the three months ended March 31, 2022 includes the results of the fossil generation sold in February 2022. Full year 2021 amounts include a pre-tax loss of $298 million for the make-whole premium paid upon the early redemption of PSEG Power's debt and other non-cash debt extinguishment costs.
(c) Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, the additional investment tax credit (ITC) recapture related to the sale of PSEG Solar Source, and leveraged lease related activity, which is calculated at a combined leveraged lease effective tax rate.
(d) Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended March 31, 2022 and for the year ended December 31, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 504 million for the three months ended March 31, 2022 and 507 million for the year ended December 31, 2021, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. As a result of the use of different denominators for non-GAAP Operating Earnings and GAAP Net Loss, a reconciling line item, "Share Differential," has been added to the three months ended March 31, 2022 and year ended December 31, 2021 results to reconcile the two Earnings/(Loss) per share calculations.

Please see Slide 3 for an explanation of PSEG's use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income/(Loss).

PSEG

A

Reconciliation of Non-GAAP Operating Earnings B Includes the financial impact from positions with forward delivery months. Amount for the three months ended March 31, 2022 includes the results of the fossil generation sold in February 2022. Full year 2021 amounts include a pre-tax loss of $298 million for the make-whole premium paid upon the early redemption of PSEG Power's debt and other non-cash debt extinguishment costs. Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, the additional investment tax credit (ITC) recapture related to the sale of PSEG Solar Source, and leveraged lease related activity, which is calculated at a combined leveraged lease effective tax rate. Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended March 31, 2022 and for the year ended December 31, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 504 million for the three months ended March 31, 2022 and 507 million for the year ended December 31, 2021, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. Please see Slide 3 for an explanation of PSEG’s use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income/(Loss). 2022 2021 2021 Net Income (Loss) (511) $ 171 $ (2,094) $ (Gain) Loss on NDT Fund Related Activity, pre-tax 72 (55) (178) (Gain) Loss on MTM, pre-tax (a) 845 47 620 Plant Retirements, Dispositions and Impairments, pre-tax (b) 16 - 2,940 Lease Related Activity, pre-tax - - 10 Income Taxes related to Operating Earnings (non-GAAP) reconciling items (c) (259) 10 (891) Operating Earnings (non-GAAP) 163 $ 173 $ 407 $ PSEG Fully Diluted Average Shares Outstanding (in millions) (d) 501 507 504 CFIO Operating Earnings (non-GAAP) Reconciliation Three Months Ended Reconciling Items March 31, Year Ended December ($ millions, Unaudited)